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Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Cogent Communications Group, Inc. (Successor to NetRail, Inc.) Washington, DC

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2000 (except for the matter discussed in Note 12 which is as of August 31, 2000), relating to the 1999 financial statements of NetRail, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding NetRail's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Atlanta, Georgia
June 27, 2002

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  Exhibit 23.3
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS